Exhibit 3.1

THIRD AMENDMENT OF NINETEENTH RESTATED

CERTIFICATE OF LIMITED PARTNERSHIP

OF

THE JONES FINANCIAL COMPANIES, L.L.L.P.

The undersigned, for the purpose of amending the Nineteenth Restated Certificate of Limited Partnership under the Missouri Revised Uniform Limited Partnership Act, states the following:

(1)	The name of the limited partnership is The Jones Financial Companies, L.L.L.P., and the limited partnership’s charter number is LP0000443.

(2)	The partnership filed the Nineteenth Restated Certificate of Limited Partnership with the Missouri Secretary of State on July 21, 2014.

(3)	The Nineteenth Restated Certificate of Limited Partnership is hereby amended to reflect the general partner withdrawals and admissions attached hereto on Exhibit A effective as of the dates listed on Exhibit A.

Upon the admissions and withdrawals of said partners, the number of general partners is 373.

In affirmation thereof, the facts stated above are true.

Dated: October 22, 2014

General Partner:

By	/s/ James D. Weddle
James D. Weddle
Managing Partner/Authorized Person/Attorney-in-Fact

EXHIBIT A

Withdrawn General Partners:

Partner Name	Date Withdrawn as General Partner	Address 1 & 2	City, State & Zip
Charles Shannon Isaacson	10/01/2014	29061 St Highway Uu	Callao, MO 63534
Thomas Walter Sahlstrom	10/02/2014	N5295 North Innsbruck Road	West Salem, WI 54669

Admitted General Partners:
Partner Name	Date Admitted as General Partner	Address 1 & 2	City, State & Zip
Charles Shannon Isaacson and Sommer L. Isaacson Joint Revocable Trust	10/01/2014	29061 St Highway Uu	Callao, MO 63534
Jamie Burgener Ohl	10/01/2014	17800 Greyabbey Ct.	Chesterfield, MO 63005
Thomas W. and Cindy J. Sahlstrom Revocable Trust	10/02/2014	N5295 North Innsbruck Road	West Salem, WI 54669

Exhibit A to Third Amendment of Nineteenth Restated

Certificate of Limited Partnership of The Jones Financial Companies, L.L.L.P.